UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 30, 2002


                                PROQUEST COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                    1-3246                       36-3580106
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)



         300 North Zeeb Road, Ann Arbor, Michigan                  48103
               (Address of Principal Executive Offices)          (Zip Code)


       Registrant's telephone number, including area code: (734) 761-4700




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Item 2.  Acquisition or Disposition of Assets.

         On December 30, 2002, ProQuest Information and Learning Company ("PQIL"), a wholly owned subsidiary of ProQuest Company (the "Company"), completed its acquisition of bigchalk.com, Inc. ("Bigchalk"). The Merger was completed pursuant to an Agreement and Plan of Merger dated as of December 18, 2002 (the "Merger Agreement"), among PQIL, Curious Acquisition, Inc., a wholly-owned subsidiary of PQIL ("Merger Sub"), and Bigchalk. Under the terms of the Merger Agreement, Merger Sub was merged with and into Bigchalk. Pursuant to the terms of the Merger Agreement, all of the outstanding Series A Preferred Stock and Series B Preferred Stock of Bigchalk received in the aggregate $55,375,000 less any consideration paid to the holders of Common Stock of Bigchalk, subject to certain adjustments. Each share of common stock of Bigchalk received $0.0001 per share. The purchase price was determined through arms length negotiations between the parties. The purchase price was funded from existing working capital of the Company.


         Prior to the Merger, PQIL owned approximately 38% of the equity of Bigchalk on a fully diluted basis (4,950,495 shares of Series B Preferred Stock and 10,632,303 shares of Common Stock of Bigchalk). In addition, immediately prior to the Merger, James Roemer, the Chairman of the Company, Alan Aldworth, the Chief Executive Officer of the Company and Todd Buchardt, the Senior Vice President and General Counsel of the Company, served as directors of Bigchalk and owned common stock of Bigchalk. William Oberndorf, a director of the Company and beneficial owner of 7.9% of the Common Stock of the Company, also served as a director of Bigchalk immediately prior to the Merger; and, Mr. Oberndorf and John H. Scully, a director of the Company, benefically owned (through their ownership of Core Learning Group, LLC) 3,010,000 shares of Series A Preferred Stock and 2,374,587 shares of Series B Preferred Stock of Bigchalk immediately prior to the Merger. Due to PQIL's interest in Bigchalk, the Board of Directors of Bigchalk formed an independent special committee comprised of disinterested directors to evaluate the Merger.


         A copy of the Merger Agreement (including the exhibits attached thereto) is filed herewith as Exhibit 2.1. This exhibit is hereby incorporated by reference herein and the foregoing description is qualified in its entirety by reference to this exhibit.



Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired.

         To be filed within sixty (60) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 7(a)(4) of Form 8-K.

         (b) Pro Forma Financial Information.



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         To be filed within sixty (60) days of the date of filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 7(b)(2) of Form 8-K.

         (c)  Exhibits

                  Number No.          Description
                  ----------          -----------


                  2.1 Agreement and Plan of Merger dated as of December 18, 2002, among ProQuest Information and Learning Company, Curious Acquisition, Inc. and bigchalk.com, Inc..


                  99.1                Press release dated December 18, 2002 by
                                      ProQuest Company.

                  99.2                Press release dated January 9, 2003 by
                                      ProQuest Company.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          PROQUEST COMPANY


                                          By:  /s/ Todd W. Buchardt
                                              ----------------------------------
                                                   Todd W. Buchardt
                                                   Vice President



Dated: January 13, 2003